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                                                                   EXHIBIT 10.35


                              SETTLEMENT AGREEMENT


                  AGREEMENT dated as of the 27th day of November, 1996 by and between U.S. HomeCare Corporation and U.S. HomeCare Infusion Therapy Products Corporation (collectively, "USHC"), on the one hand, and Kingsland Associates ("Kingsland"), on the other hand.

                  WHEREAS Kingsland has asserted certain claims against U.S. HomeCare Infusion Therapy Products Corporation and against Abel Health Management Services, Inc. ("Abel Health") in an action titled Kingsland Associates v. Abel Health Management Services, Inc., Index No. 14294/93, which is pending in the Supreme Court of the State of New York for the County of Nassau (the "Action"); and

                  WHEREAS the Action arises out of Kingsland's claim for nonpayment on three leases entered into by Kingsland and Abel Health and dated July 1, 1992, September 1, 1992, and July 1, 1992 (the "Lease Claims"); and

                  WHEREAS the parties to this Agreement desire to avoid the expense of further litigation and resolve fully and forever all claims and disputes between them including all of the Lease Claims;

                  IT HEREBY IS STIPULATED AND AGREED THAT:

                  1. USHC shall pay to Kingsland, pursuant to the schedule contained in Paragraph 2 of this Agreement, the total sum of Two Hundred Fifty Thousand Dollars ($250,000) plus interest on that sum at the rate of nine percent (9%) per annum which accrues beginning November 27, 1996 (collectively the "Payment"). In addition, USHC shall deliver to Kingsland Twenty-Two Thousand Five Hundred (22,500) shares of U.S.


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HomeCare Corporation Common Stock (the "Shares"), in accordance with Paragraph 4 below.

                  2. The Payment shall be paid by check to the order of Klein & Solomon LLP, as attorneys, and delivered to the law firm of Klein & Solomon LLP, 275 Madison Avenue, New York, New York 10015, pursuant to the following schedule:

$75,000.00                   December 2, 1996

$50,000.00                   January 2, 1997

$ 8,333.33                   The first business day of each month for
plus accrued                 fifteen (15) months beginning February 1,
interest to                  1997
such date


                  3. Simultaneously with the execution of this Agreement, U.S. HomeCare Corporation shall execute an Affidavit For Judgment By Confession (the "Judgment Affidavit") in the form attached hereto as Exhibit A. USHC and Kingsland agree that Kingsland shall be entitled to obtain a Judgment pursuant to the terms of this Paragraph and as provided in the Judgment Affidavit in the event that USHC fails to timely remit the Payment, or any part thereof, to Kingsland as provided in this Agreement; Kingsland agrees that as conditions precedent to obtaining a Judgment it shall (a) provide to Ellen B. Corenswet, Esq., at Brobeck, Phleger & Harrison LLP, prior written notice, by Telefax and First Class Mail, of no less than fifteen (15) days, during which USHC shall have the opportunity to cure any claimed default; and (b) deduct from the sum sought in any Judgment, and accurately represent in any Affidavit it presents to a Court in support of any


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application for a Judgment, the amount of the Payment, if any, that has been paid by USHC to Kingsland.

                  4. The Shares shall be delivered to counsel for Kingsland on or before the tenth (10th) business day after execution of this Agreement. U.S. HomeCare Corporation agrees that failure to deliver the Shares as required by the first sentence of this Paragraph shall constitute an event of default for which Kingsland may seek entry of Judgment By Confession pursuant to Paragraph 3 above; Kingsland agrees that as a condition precedent to obtaining such a Judgment it shall provide to Ellen B. Corenswet, Esq., at Brobeck, Phleger & Harrison LLP, prior written notice, by Telefax and First Class Mail, of no less than fifteen (15) days, during which USHC shall have the opportunity to cure any claimed default. U.S. HomeCare Corporation is required to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-1 or S-3 including certain shares no later than 30 days following completion of U.S. HomeCare Corporation's audit for the year ending December 31, 1996, but in no event later than April 30, 1997 (the "Registration Statement"). U.S. HomeCare Corporation shall at its own cost and expense include the Shares in the earlier of the Registration Statement or the first registration statement it files after the date hereof, and shall diligently pursue obtaining the effectiveness thereof, provided however that if the Registration Statement is not filed by April 30, 1997, Kingsland shall have the irrevocable right to elect to return the Shares to U.S. HomeCare Corporation in exchange for the following payments:
$8,333.33 on May 1, 1998 and $8,333.33 on June 1, 1998.

                  5. Simultaneously with the execution of this Agreement, USHC and U.S. HomeCare Infusion Therapy Products Corporation, on the one hand, and Kingsland, on the other, shall exchange Releases in the form annexed hereto as Exhibit B.


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                  6.  Simultaneously with the execution of this Agreement,
counsel for USHC and Kingsland shall execute a Stipulation of Dismissal in the form annexed hereto as Exhibit C.

                  7. The parties agree that nothing contained in this Agreement or any of the Exhibits hereto is or shall be deemed an admission of liability by any party. Both of the parties to this Agreement continue to maintain that their claims and/or defenses asserted in the Action are meritorious.

                  8. This Agreement may not be clarified, modified, changed or amended except in a writing signed by each of the parties hereto.

                  9. All of the parties to this Agreement were represented by counsel and this Agreement was negotiated by counsel.

                  10. This Agreement shall be governed by the laws of the State of New York and jurisdiction and venue shall lie exclusively in the State of New York regarding any dispute arising hereunder.


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                  11. This Agreement may be executed in one or more
counterparts, each of which shall be an original as against the party who signed it, and all of which shall constitute one and the same instrument.

November ___, 1996                       U.S. HOMECARE CORPORATION


                                         By:______________________________
                                               Gerald J. Boisvert as
                                               Corporate Secretary



November ___, 1996                       U.S. HOMECARE INFUSION
                                         THERAPY PRODUCTS CORPORATION


                                         By:______________________________
                                               Gerald J. Boisvert as
                                               Corporate Secretary



November ___, 1996                       KINGSLAND ASSOCIATES


                                         By:______________________________
                                              [                        ]


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